UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 10, 2017

LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
SIGNATURES		4

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of New Director

On May 10, 2017, the Board of Directors of the Company, pursuant to applicable provisions of the Company’s bylaws, appointed Young Bum Koh, Ph.D. as a director of the Company, effective as of May 10, 2017.
Dr. Koh held many executive positions at Samsung Electronics Co., Ltd in South Korea. Prior to his most recent position as Advisor until December 2016, he served from December 2011 to December 2013 as Executive Vice President, Head of the Mechatronics R&D Center; from January 2010 to July 2011 as Executive Vice President, Head of the Manufacturing Operation Center, LCD Business; and from January 2004 to June 2007 as Senior Vice President, Head of Manufacturing Technology Center, Memory Business. Dr. Koh also served as Executive Vice President and President of Samsung Austin Semiconductor LLC located in Texas from August 2007 to December 2009.  He received a Ph.D. degree in electrical engineering from Osaka University in Japan, an M.S. degree in chemical engineering from Korea Advanced Institute of Science and Technology, and a B.S. degree in chemical engineering from Seoul National University in South Korea.
There are no arrangements or understandings between Dr. Koh and any other persons pursuant to which Dr. Koh was named a director of the Company. Dr. Koh does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Dr. Koh has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.
Dr. Koh will receive compensation for his service as a director consistent with the Company’s current policies for compensation of non-employee directors.
In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Dr. Koh, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as a director. The description of Dr. Koh’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Quarterly Report on Form 10-Q dated April 24, 2017 as Exhibit 10.1.
Dr. Koh’s appointment effective as of May 10, 2017 will increase the size of the board to ten members.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 15, 2017	LAM RESEARCH CORPORATION
(Registrant)
	By:	/s/ Sarah A. O'Dowd
Sarah A. O’Dowd
Senior Vice President, Chief Legal Officer and Secretary